Exhibit 10.5

AMENDED AND RESTATED NOTE

Cherry Hill, New Jersey
Issue Date: April 18, 2008
Amended and Restated on September 3, 2010

$350,000.00

This Note amends and restates in its entirety the Secured Promissory Note Due 2011 issued on April 18, 2008 (the “Original Note”), by Access to Money, Inc., a Delaware corporation (f/k/a TRM Corporation, an Oregon corporation) (“Borrower”) in favor of Cadence Special Holdings II, LLC (“Lender”) pursuant to that certain Securities Purchase Agreement, dated as of April 18, 2008 (the “Original Purchase Agreement”) by and among Borrower, Lampe, Conway & Co., LLC, as Administrative Agent and Collateral Agent and the purchasers party thereto.  The initial principal balance of the Original Note was $1,100,000.  As of the date hereof, the outstanding principal balance under the Original Note is $350,000.

FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, Borrower hereby promises to pay to the order of Lender, the principal sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000), together with interest thereon upon the following terms:

1.        Note.  This Note is a “Note” as defined in that certain Amended and Restated Loan and Security Agreement of even date herewith among Borrower, Guarantors, Lampe, Conway & Co., LLC as Administrative Agent and Collateral Agent and the lenders party thereto (such Loan and Security Agreement, as the same may be amended, supplemented or restated from time to time, being the “Loan Agreement”) and, as such, shall be construed in accordance with all terms and conditions thereof.  The Loan Agreement amends and restates the Original Purchase Agreement.  Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement.  This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all Collateral as described therein.

2.       Interest Rate.  Interest on this Note shall be paid as provided in the Loan Agreement.

3.       Default Interest.  Interest will accrue on the outstanding principal amount hereof  (and any accrued and unpaid interest hereon) following the occurrence of an Event of Default or the final maturity date hereof, until paid at a rate per annum which is three percent (3.00%) in excess of the non-default rate otherwise payable under the Loan Agreement (the “Default Rate”).

4.       Post Judgment Interest.  Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

5.       Computation.  Interest will be computed on the basis of a year of three hundred sixty-five (365) days and paid for the actual number of days elapsed.

6.       Principal and Interest Payments.  Principal and accrued interest thereon is due and payable in accordance with the Loan Agreement.

7.       Place of Payment.  Principal and interest hereunder shall be payable as provided in the Loan Agreement, or at such other place as Lender, from time to time, may designate in writing.

8.       Default; Remedies.  Upon the occurrence of an Event of Default, the Required Lenders (or Administrative Agent acting at the written direction of the Required Lenders), and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder and under the other Loan Documents, together with interest accrued thereon at the applicable rate specified above to the date of the Event of Default and thereafter at the Default Rate.  Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Lender, Administrative Agent or Collateral Agent in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

9.       Waivers.  Borrower and all endorsers hereby, jointly and severally, waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

10.     Miscellaneous.  If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.  This Note has been delivered in and shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the law of conflicts.  This Note shall be binding upon Borrower and upon Borrower’s successors and assigns and shall benefit Lender and its successors and assigns.  The prompt and faithful performance of all of Borrower’s obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

11.     JURY TRIAL WAIVER.  BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR LENDER WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.  BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

12.     Intercreditor Agreement.  The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens and security interests are subordinate in the manner and to the extent set forth in that certain Intercreditor and Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, referred to in this paragraph as the “Intercreditor Agreement”), dated as of September 3, 2010 among ACCESS TO MONEY, INC., a Delaware corporation, certain of its Subsidiaries and each other person who guarantees, or otherwise grants a lien or security interest on its assets is referred to in this paragraph as a “Credit Party” and, collectively, as the “Credit Parties”), LAMPE, CONWAY & CO., LLC, a Delaware  limited liability company,  and SOVEREIGN BANK (“Bank”), to the liens and security interests securing indebtedness (including interest) owed by the Credit Parties pursuant to that certain Loan and Security Agreement dated as of September 3, 2010 (as amended and as the same may be amended or otherwise modified from time to time) among Credit Parties and Bank; and each party to this instrument hereby acknowledges that it is bound by the provisions of the Intercreditor Agreement.

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

ACCESS TO MONEY, INC.

By:	/s/ Michael Dolan
Name/Title:	Michael Dolan, CFO

[Signature Page to Cadence Note]